SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

--------------------------------------------------------------------------------
                              LILLY INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:
        -----------------------------------------------------------------------
         2)   Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------
        4)       Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------
        5)       Total fee paid:
        -----------------------------------------------------------------------

[  ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         ------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No:
         ------------------------------------------------------------
         3)       Filing Party:
         ------------------------------------------------------------
         4)       Date Filed:
         ------------------------------------------------------------

                                February 26, 1999





Dear Shareholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held on Thursday, April 22, 1999 at 10:00 A.M., local time. The meeting will be at the Indiana Convention Center & RCA Dome, Rooms 101 and 102, 100 South Capitol Avenue, Indianapolis, Indiana.

         This letter is accompanied by a notice of meeting and proxy statement which describe the business to be acted upon. In addition to the business items, there will be a report on the progress of the Company and an opportunity for questions. The annual report for the year ended November 30, 1998 also accompanies this letter.

         It is important that your shares be represented at the meeting. Please vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

                                                  Sincerely,


                                                  /s/ Douglas W. Huemme
                                                  Douglas W. Huemme
                                                  Chairman, President and
                                                     Chief Executive Officer

                             LILLY INDUSTRIES, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            To Be Held April 22, 1999



         The Annual Meeting of Shareholders of Lilly Industries, Inc., an Indiana corporation (the "Company"), will be held at the Indiana Convention Center & RCA Dome, 100 South Capitol Avenue, Indianapolis, Indiana in Rooms 101 and 102 on Thursday, April 22, 1999 at 10:00 A.M., local time, for the following purposes:

         1.       To elect ten directors.

         2. To transact such other business as may properly come before the meeting.

         The Board of Directors has established the close of business on February 16, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting.




                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/ John C. Elbin
                                              John C. Elbin. Secretary

February 26, 1999









                             YOUR VOTE IS IMPORTANT
                     Even if you plan to attend the meeting,
                 we urge you to mark, sign and date the enclosed
             proxy and return it promptly in the enclosed envelope.

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Lilly Industries, Inc., an Indiana corporation (the "Company"), 733 South West Street, Indianapolis, Indiana 46225, for use at the Annual Meeting of Shareholders to be held on April 22, 1999 and at any adjournment thereof. This Proxy Statement and the enclosed proxy were mailed on or about February 26, 1999.

         All shares represented by the enclosed proxy will be voted at the meeting in accordance with the instructions given by the shareholder. If no instruction is given, the shares will be voted for the election of director nominees as listed in this Proxy Statement. If any other business comes before the meeting, the shares will be voted in favor of the action recommended by the Board of Directors and in the absence of any recommendation, in accordance with the best judgment of the proxy holders. A shareholder executing and delivering the enclosed proxy may revoke it, by a written notice delivered to the Secretary of the Company or in person at the meeting, at any time before it is exercised.

         The Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

         Ten directors will be elected at the meeting. The holders of Class A Stock will elect four directors and the holders of Class B Stock will elect six directors. Each director will serve until the next annual meeting or until his successor is elected and qualified. All of the nominees listed below, excluding John C. Elbin, are current directors whose present terms of office will expire upon completion of the election at the meeting. John C. Elbin, Vice President, Chief Financial Officer and Secretary of the Company, has been nominated to replace Van P. Smith who is retiring from the Board of Directors effective with the annual meeting on April 22, 1999. Unless authorization is withheld, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors.

         Directors will be elected by a plurality of the votes cast for nominees by the holders of Class A Stock and Class B Stock at the Annual Meeting of Shareholders at which a quorum is present. "Plurality" means that the director nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have the same effect as votes against a proposal.

         James M. Cornelius, Paul K. Gaston, John D. Peterson and Thomas E. Reilly, Jr. are nominees for election as directors by holders of the Class A Stock; and William C. Dorris, John C. Elbin, Douglas W. Huemme, Harry Morrison, Ph.D., Norma J. Oman and Robert A. Taylor are nominees for election as directors by holders of the Class B Stock.

         The name, principal occupation and certain other information concerning each nominee for election as a director are set forth below.



Name and Principal Occupation                                  Certain Other Information
========================================================       =========================================================

JAMES M. CORNELIUS                                             Mr. Cornelius, 55, has been a director of the Company
     Chairman,                                                 since 1996.  He has been Chairman of the Board of
     Guidant Corporation                                       Directors of Guidant Corporation since 1994.  He was
                                                               Vice President of Finance and Chief Financial Officer
                                                               of Eli  Lilly and Company from prior  to 1994 to
                                                               1995.  He is also a   director   of Guidant Corporation,
                                                               American   United Life    Insurance Company  and  the
                                                               National  Bank of Indianapolis.

WILLIAM C. DORRIS                                              Mr. Dorris, 55, has been a director of the Company
     Vice President,                                           since 1989.  He has been Vice President, Corporate
     Corporate Development,                                    Development of the Company since 1994.  He was General
     Lilly Industries, Inc.                                    Manager of the Company's High Point Division from prior
                                                               to 1994 to  1994, of the  Company's Templeton
                                                               Division     from prior  to 1994 to 1994  and  of the
                                                               Company's  Dallas Division from prior  to 1994 to 1994.

JOHN C. ELBIN                                                  Mr. Elbin, 46, is a new nominee for director of the
     Vice President, Chief Financial                           Company.  He has been Vice President, Chief Financial
     Officer and Secretary,                                    Officer and Secretary of the Company since April, 1997
     Lilly Industries, Inc.                                    when he joined the Company.  He was Senior Vice
                                                               President and Chief Financial Officer of Express
                                                               Scripts in 1996.  He was Senior Vice President and
                                                               Chief Financial Officer of Pet Incorporated from prior
                                                               to 1994 to 1995.

PAUL K. GASTON                                                 Mr. Gaston, 65, has been a director of the Company
     Former Chairman,                                          since 1996.  He was a consultant to the Company from
     Guardsman Products, Inc.                                  1996.to 1998.  He was Chairman of Guardsman Products,
                                                               Inc. from 1994 to 1996.

DOUGLAS W. HUEMME                                              Mr. Huemme, 57, has been a director of the Company
     Chairman, President and                                   since 1990. Mr. Huemme has been Chairman, President and
     Chief Executive Officer,                                  Chief Executive Officer of the Company since prior to
     Lilly Industries, Inc.                                    1994.  He is also a director of Meridian Insurance
                                                               Group, Inc. and The Somerset Group, Inc.


Name and Principal Occupation                                  Certain Other Information
========================================================       =========================================================
HARRY MORRISON, Ph.D.                                          Dr. Morrison, 61, has been a director of the Company
     Dean, School of Science,                                  since 1995.  He has been Dean, School of Science,
     Purdue University                                         Purdue University since prior to 1994.

NORMA J. OMAN                                                  Mrs. Oman, 51, has been a director of the Company since
     President and Chief                                       1997.  She has been President and Chief Executive
     Executive Officer,                                        Officer of Meridian Insurance Group, Inc. and Meridian
     Meridian Insurance Group, Inc. and                        Mutual Insurance Company since prior to 1994.  She is
     Meridian Mutual Insurance                                 also a director of Meridian Insurance Group, Inc. and
     Company                                                   Meridian Mutual Insurance Company.


JOHN D. PETERSON                                               Mr. Peterson, 65, has been a director of the Company
     Chairman,                                                 since 1964.  He has been Chairman of City Securities
     City Securities Corporation                               Corporation since prior to 1994.  He is also a director
                                                               of Duke Realty Investments, Inc.

THOMAS E. REILLY, JR.                                          Mr. Reilly, 59, has been a director of the Company
     Chairman and Chief                                        since 1981.  He has been Chairman and Chief Executive
     Executive Officer,                                        Officer, Reilly Industries, Inc., a diversified
     Reilly Industries, Inc.                                   chemical manufacturing firm, since prior to 1994.  He
                                                               is also a director of Bank One Corporation and Herff
                                                               Jones, Inc.

ROBERT A. TAYLOR                                               Mr. Taylor, 45, has been a director of the Company
     Executive Vice President                                  since 1997.  He has been Executive Vice President and
     and Chief Operating Officer,                              Chief Operating Officer of the Company since 1997.  He
     Lilly Industries, Inc.                                    was Vice President and General Manager, Wood Coatings
                                                               of the Company from 1994 to 1997.  He was Vice
                                                               President, Specialty and Container Coatings of AKZO
                                                               Coatings, Inc. from prior to 1994 to 1994.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR. YOUR VOTE IS IMPORTANT.

       Committees of the Board of Directors and Compensation of Directors

         Among other committees, the Board of Directors of the Company has a Compensation Committee, a Policy and Nominating Committee, an Audit Committee and a Technology Committee.

         The Compensation Committee, which held one meeting during the Company's fiscal year ended November 30, 1998, formulates and presents to the Board of Directors for its consideration recommendations as to the Chief Executive Officer's compensation, determines the aggregate amount to be paid as employee bonuses by the Company and its subsidiaries, and determines the aggregate and individual base salaries and bonuses to be paid to officers of the Company. Van
P. Smith (Chairman), James M. Cornelius, Paul K. Gaston, and Norma J. Oman are the current members of the Compensation Committee.

         The Policy and Nominating Committee, which held no meetings during the Company's fiscal year ended November 30, 1998, determines various policies, and identifies and presents candidates as potential members of the Company's Board of Directors. Thomas E. Reilly, Jr. (Chairman), Harry Morrison, Ph.D., John D. Peterson, and Van P. Smith are the current members of the Policy and Nominating Committee.

         The Audit Committee, which held two meetings during the Company's fiscal year ended November 30, 1998, is responsible for recommending to the Board the independent auditors, for reviewing the scope and the results of the audits made by the independent auditors, for overseeing the adequacy of internal controls, and for reviewing and approving fees paid to the independent auditors. James M. Cornelius (Chairman), Norma J. Oman, John D. Peterson, and Thomas E. Reilly, Jr. are the current members of the Audit Committee.

         The Technology Committee, which held two meetings during the Company's fiscal year ended November 30, 1998, reviews and evaluates existing and potential technologies of the Company. Harry Morrison, Ph.D. (Chairman), William
C. Dorris, Paul K. Gaston, Thomas E. Reilly, Jr. and Robert A. Taylor are the current members of the Technology Committee.

         The Board of Directors held five meetings during the Company's fiscal year ended November 30, 1998. During the fiscal year, each director attended at least 75% of the meetings of the Board of Directors and Board committees.

         Directors who are also employees of the Company receive no director fees. Non-employee directors received for the fiscal year ended November 30, 1998 an annual retainer of $15,000 (except for the chairmen of the Compensation Committee, Policy and Nominating Committee, Audit Committee and Technology Committee who each received an additional annual retainer of $1,500) and $1,000 for each meeting of the Board or Board committee attended.

         The Lilly Industries, Inc. 1991 Director Stock Option Plan (the "Directors Plan") provides for the granting of non-qualified options for up to a maximum of 23,625 shares of Class A Stock per calendar year and provides automatically for the grant of options for 2,363 shares of Class A Stock to each non-employee director on the date of each annual meeting of the shareholders, beginning with the 1992 Annual Meeting.

         The Company has reserved 236,250 shares of Class A Stock for issuance upon exercise of options to be granted under the Directors Plan. As of February 16, 1999 there were options for an aggregate of 54,349 shares of Class A Stock outstanding. Options for 16,541 shares, at an exercise price of $18.78 per share, were granted in fiscal year 1998. Options granted under the Directors Plan will generally become exercisable on the first anniversary of the date upon which they were granted. Option terms range from five to ten years after their grant date. Options for 25,598 shares under the Directors Plan were exercised in fiscal year 1998 at prices per share ranging from $10.83 to $17.17.



Other Transactions

         During the 1998 fiscal year, the Company purchased 10.25 acres of land from Meridian 465 Associates, LP for $3,000,000. Thomas E. Reilly, Jr., one of the Company's directors, is Chairman and Chief Executive Officer of Reilly Industries, Inc., a limited partner in Meridian 465 Associates, LP. The Company believes that the purchase of the land was at fair market value and has received an independent appraisal indicating that the market value of the land is in excess of $3,000,000.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table lists, as of February 16, 1999 (unless otherwise noted), the beneficial ownership of shares of Class A Stock and Class B Stock for each current director, each nominee for director, each executive officer named in the Summary Compensation Table, all current directors and executive officers as a group, and each shareholder known by the Company to be the owner of more than five percent of the outstanding shares of Class A Stock or Class B Stock. Unless otherwise indicated each shareholder has sole investment and voting power with respect to the shares indicated.

                                                          Class A Stock                       Class B Stock
                                                ---------------------------------       --------------------------------
                                                     Shares                                Shares
                                                 Beneficially          Percent          Beneficially   Percent
Name of Beneficial Owner                             Owned            of Class             Owned      Of Class
-------------------------                        ------------  ------------------       ---------------------------------
James M. Cornelius                                       21,726      (1)     *                       0               *
William C. Dorris                                        27,174      (2)     *                  26,377               6.0%
Paul K. Gaston                                           14,331              *                       0               *
Douglas W. Huemme                                       236,104      (3)   1.0%                 43,500               9.9%
Harry Morrison, Ph.D.                                     4,726      (4)     *                       0               *
Norma J. Oman                                             2,363      (5)     *                       0               *
John D. Peterson                                        167,997      (6)     *                       0               *
Thomas E. Reilly, Jr.                                    44,375      (7)     *                       0               *
Van P. Smith                                             18,194      (8)     *                       0               *
Robert A. Taylor                                         19,191      (9)     *                  25,377                5.8%
John C. Elbin                                               405              *                   7,423                1.7%
Larry H. Dalton                                          26,802     (10)     *                  32,989                7.5%
Kenneth L. Mills                                          6,000     (11)     *                  22,472                5.1%
All Current directors                                   589,388     (12)   2.6%                158,138 (13)          36.2%
     and executive officers
     as a group (13 persons)
Royce & Associates, Inc.                              1,154,294     (14)   5.1%                      0               *
     1414 Avenue of the Americas
     New York, NY  10019
Tweedy, Browne Company LLC                            1,294,825     (14)   5.7%                      0               *
     52 Vanderbilt Avenue
     New York, NY  10017
Wanger Asset Management, L.P.                         1,700,200     (14)   7.5%                      0               *
     227 W. Monroe St., Ste 3000
     Chicago, IL  60606
Ned L. Fox                                               31,287     (15)     *                  32,283                7.4%
Bill D. Hawkins                                          16,346     (16)     *                  23,775                5.4%
Gary D. Missildine                                       17,705     (17)     *                  36,498                8.4%
---------------------------------

*        Represents less than one percent of class of outstanding shares.

(1) Includes 4,726 shares of Class A Stock which Mr. Cornelius has the right to acquire pursuant to currently exercisable stock options.

(2) Does not include 855 shares of Class A Stock which Mr. Dorris' wife holds as custodian for their minor child. Mr. Dorris disclaims beneficial ownership of those 855 shares. Includes 15,000 shares of Class A Stock which Mr. Dorris has the right to acquire pursuant to currently exercisable stock options.

(3) Includes 160,000 shares of Class A Stock which Mr. Huemme has the right to acquire pursuant to currently exercisable stock options.

(4) Includes 4,726 shares of Class A Stock which Dr. Morrison has the right to acquire pursuant to currently exercisable stock options.

(5) Includes 2,363 shares of Class A Stock which Mrs. Oman has the right to acquire pursuant to currently exercisable stock options.

(6) Includes 54,018 shares held in an investment account at City Securities Corporation. Mr. Peterson owns more than 10% of the equity of City Securities Corporation. Does not include 34,548 shares of Class A Stock owned of record and beneficially by Mr. Peterson's wife. Mr. Peterson disclaims beneficial ownership of those 34,548 shares. Includes 14,449 shares of Class A Stock owned beneficially by Mr. Peterson as trustee of a GST Investment Share Trust for benefit of Mr. Peterson and 34,298 shares of Class A Stock owned beneficially by Mr. Peterson as trustee of two GST Investment Share Trusts for benefit of Mr. Peterson's two sisters. Includes 7,089 shares of Class A Stock which Mr. Peterson has the right to acquire pursuant to currently exercisable stock options.

(7) Does not include 5,216 shares of Class A Stock which Mr. Reilly's wife holds as custodian for one of their children. Mr. Reilly disclaims beneficial ownership of those 5,216 shares. Includes 9,452 shares of Class A Stock which Mr. Reilly has the right to acquire pursuant to currently exercisable stock options.

(8) Includes 9,452 shares of Class A Stock which Mr. Smith has the right to acquire pursuant to currently exercisable stock options.

(9) Includes 3,333 shares of Class A Stock which Mr. Taylor has the right to acquire pursuant to currently exercisable stock options.

(10) Includes 14,500 shares of Class A Stock which Mr. Dalton has the right to acquire pursuant to currently exercisable stock options.

(11) Includes 6,000 shares of Class A Stock which Mr. Mills has the right to acquire pursuant to currently exercisable stock options.

(12) Includes 236,641 shares of Class A Stock which all current directors and executive officers as a group have the right to acquire pursuant to currently exercisable stock options.

(13) No shares of Class B Stock are beneficially owned by non-employee directors.

(14)     Based on SEC Schedule 13G as of December 31, 1998.

(15) Includes 11,167 shares of Class A Stock which Mr. Fox has the right to acquire pursuant to currently exercisable stock options.

(16) Includes 1,607 shares of Class A Stock which Mr. Hawkins has the right to acquire pursuant to currently exercisable stock options.

(17) Includes 11,167 shares of Class A Stock which Mr. Missildine has the right to acquire pursuant to currently exercisable stock options.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

         The Company had a consulting agreement with Paul K. Gaston, a director of the Company and member of the Compensation Committee. Mr. Gaston is the former Chairman of Guardsman Products, Inc. and the agreement was a continuation of the consulting arrangement which Mr. Gaston had with Guardsman. The agreement, which expired on December 31, 1998, required Mr. Gaston to render consulting and advisory services to the Company and prohibited him from competing with the Company during the term of the agreement and for three years thereafter. The agreement provided for current cash compensation for Mr. Gaston in the amount of $100,000 per calendar year and deferred compensation in the amount of $80,000 per calendar year plus interest. Upon the expiration of the agreement, the deferred portion of the compensation which was approximately $450,000 at December 31, 1998, will be paid to Mr.
Gaston in monthly installments over a period of not more than 60 months.

         Douglas W. Huemme, the Company's Chairman, President and Chief Executive Officer serves as a director of Meridian Insurance Group, Inc. Mrs. Norma J. Oman, a current director and director nominee of the Company, is President and Chief Executive Officer of Meridian Insurance Group, Inc. Mrs. Oman is a current member of the Compensation Committee of the Board of Directors of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

         The Compensation Committee of the Board of Directors of the Company is composed entirely of non-employee directors. The Committee formulates and presents to the Board of Directors recommendations as to the Chief Executive Officer's compensation and base salaries for all officers of the Company, the aggregate amount to be paid as employee bonuses by the Company and the aggregate and individual bonuses to be paid to officers of the Company. The Compensation Committee also serves as the Stock Option Committee for the Company's 1992 Stock Option Plan. The following report of the Compensation Committee discusses the application of the Compensation Committee's policies to the annual and long-term compensation of the Company's executive officers for fiscal 1998.

         The objective of the Company's executive compensation program is to enhance the Company's long-term profitability by providing compensation that will attract and retain superior talent, reward performance and align the interests of the executive officers with the long-term interests of the shareholders of the Company.

Executive Officers' Compensation

         For fiscal 1998 compensation for the Company's executive officers consisted of base salary, annual cash bonuses, stock options, supplemental executive retirement plans, and various broad based employee benefits, including pension plans and contributions under employee stock purchase and 401(k) plans.

         Base salary levels for the Company's executive officers are competitively set relative to companies in peer businesses. In determining salaries, the Committee also takes into account individual experience and performance.

         The Company's annual bonus plan is intended to provide a direct cash incentive to executive officers and other key employees to maximize the Company's profitability. At the beginning of each fiscal year, financial and other performance objectives are targeted for the Company and individual business units which become the basis for determining annual bonuses. If the Company and business units achieve their target performance, then participants receive an established target bonus. The amount of bonus will increase or decrease by specified percentage within an established range based upon actual performance compared to target performance. In the case of the Chief Executive Officer the performance factor most heavily weighted in determining the bonus is earnings per share. The bonuses for 1998 were determined in December, 1998 based upon fiscal year-end financial results.


Stock Options

         Through its stock option program, the Company seeks to enable its executive officers and other key employees to develop and maintain a long-term ownership position in the Company's common stock, thereby creating a direct and strong link between executive pay and shareholder return. The Committee considers stock options to be an important portion of compensation tied to performance and a strong incentive for increasing shareholder value over the long term. In granting stock options, the Stock Option Committee took into account the number of options granted in prior years, the practices of other peer companies, reviewed surveys, and considered the executives' level of compensation and past contributions to the Company. On January 23, 1998 the Stock Option Committee granted the incentive stock options reflected in the tables that follow.

Compensation Committee and
Stock Option Committee

Van P. Smith, Chairman
James M. Cornelius
Paul K. Gaston
Norma J. Oman

                       COMPENSATION OF EXECUTIVE OFFICERS

         Shown below is information concerning the annual and long-term compensation for services to the Company performed during the fiscal years indicated of those persons who were at November 30, 1998 the Chief Executive Officer and the other four most highly compensated executive officers.


                                              SUMMARY COMPENSATION TABLE


                                                    Annual Compensation                      Long-Term
                                                                                        Compensation: Shares
                                                                          Other              Underlying               All
                            Fiscal                                       Annual            Stock Options             Other
Name and Principal           Year        Salary      Bonus           Compensation(1)          Granted
Position                                                                                                      Compensation(2)
--------------------------- ---------- --------------------------- -------------------- --------------------- ----------------------

Douglas W. Huemme           1998          $475,000       $425,000         $6,864               75,000              $115,199
     Chairman, President    1997           450,000        425,000        377,810                    0               116,358
     and Chief Executive    1996           375,000        400,000              0               15,000               115,322
     Officer
Robert A. Taylor            1998           260,000        200,000        189,548               25,000                28,796
     Executive Vice         1997(3)        200,000        175,000         17,137               10,000                24,806
     President and Chief
     Operating Officer

John C. Elbin               1998           235,000        140,000              0               15,000                12,244
     Vice President,        1997(4)        147,115         65,000        124,673               10,000                 8,872
     Chief Financial
     Officer and Secretary

William C. Dorris           1998           180,000        100,000              0               15,000                21,770
     Vice President,        1997           165,000        130,000              0                    0                24,562
     Corporate Development  1996           156,923        200,000              0               15,000                17,115

Larry H. Dalton             1998           165,000         75,000              0               15,000                19,462
     Vice President,        1997           150,000        115,000              0                    0                21,776
     Manufacturing          1996           142,788        170,000              0               15,000                15,967
     and Engineering

--------------------------- ---------- ------------- ------------- ------------------- ------------------------ --------------------

(1) Other Annual Compensation for Mr. Huemme represents reimbursement for income taxes resulting from exercise of non-qualified stock options in an amount equal to the Company's federal tax benefit. Other Annual Compensation for Mr. Taylor and Mr. Elbin represents reimbursement for income taxes and expenses related to their relocations.

(2) All Other Compensation is comprised of matching Company contributions on behalf of the employees to the Employees Stock Purchase Plan, the 401(k) Plan, the 401(k) Replacement Plan, and a portion of Company payments for group term life insurance premiums. These four types of All Other Compensation for fiscal year 1998 are respectively detailed by employee as follows: Douglas W. Huemme--$2,000, $9,600, $42,900 and $1,800; Robert A. Taylor--$2,000, $9,600, $16,500 and $696; John C.
         Elbin--$2,000, $9,600, $0 and $644; William C. Dorris--$2,000,  $9,600,
         $9,000 and  $1,170;  and Larry H.  Dalton--$2,000,  $9,600,  $7,200 and
         $662. Additionally, for Mr. Huemme only, All Other Compensation also includes $58,899 of split-dollar life insurance premiums.

(3)      Mr. Taylor was appointed as an executive officer in 1997.

(4) Mr. Elbin was appointed as an executive officer when he joined the Company in April, 1997.

                               STOCK OPTION GRANTS

         The following table provides details regarding stock options granted to the named executive officers in fiscal 1998. In addition there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

                         FISCAL 1998 STOCK OPTION GRANTS


                                                                                                        Potential
                                                 Percent of                                          Realizable Value
                                 Number        Total Options                                         Assuming Annual
                               Of Shares         Granted to                                           Rates of Stock
                               Underlying        Employees         Exercise                         Price Appreciation
                                Options          In Fiscal        Price Per      Expiration          For Option Term
Name                           Granted(1)           1998               Share        Date           5%           10%
---------------------------- --------------- ------------------- ------------- --------------- -----------------------------

Douglas W. Huemme              75,000              18.5%          $18.78         01/23/08          $885,798      $2,244,786
Robert A. Taylor               25,000               6.2%            18.78        01/23/08           295,264         748,261
John C. Elbin                  15,000               3.7%            18.78        01/23/08           177,158         448,957
William C. Dorris              15,000               3.7%            18.78        01/23/08           177,158         448,957
Larry H. Dalton                15,000               3.7%            18.78        01/23/08           177,158         448,957




(1) Stock options granted to the named executive officers during fiscal 1998 consisted of both qualified and non-qualified options. For all options granted, one-third become exercisable on each of January 23, 2000, 2001 and 2002. The purchase price of shares subject to these options may be paid in cash or by exchanging shares at fair market value. For non-qualified stock options granted, the grantee will be reimbursed for federal income taxes resulting from exercise in an amount equal to the Company's federal tax benefit.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table shows stock option exercises by named executive officers during fiscal 1998, including the aggregate value realized by such officers on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of November 30, 1998. Also reported are the values for "in-the-money" options
(options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.



                          1998 STOCK OPTION EXERCISES,
              OUTSTANDING GRANTS AND VALUE AS OF NOVEMBER 30, 1998



                                                                         Number of                          Value of
                                                                     Shares Underlying                    Unexercised
                                                                       Unexercised                       In-the-Money
                                                                        Options at                        Options at
                                                                          11/30/98                        11/30/98(3)
                                                 Value         ----------------------------      ---------------------------
                                                Realized
                                Shares             At            Exercis-        Unexercis-       Exercis-      Unexercis-
                              Acquired on       Exercise           able          able (2)          able           able(2)
Name                           Exercise          Date(1)         Unexercis-
----------------------------------------------------------------------------------------------------------------------------
Douglas W. Huemme               11,250           $58,837          155,000         85,000          $996,650          $61,300
Robert A. Taylor                 9,833            46,521                0         43,167                 0           50,094
John C. Elbin                        0                 0                0         25,000                 0           17,500
William C. Dorris                3,000            28,980           12,833         26,667            69,435           70,885
Larry H. Dalton                  5,000            32,010           10,500         26,500            58,800           69,925

(1) Aggregate market value of shares acquired less the aggregate price paid by executive.

(2) The shares represented could not be acquired by the respective executive as of November 30, 1998.

(3) Amount reflecting gains on outstanding options are based on the November 30, 1998 closing NYSE stock price which was $18.69 per share.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The line graph below compares annual changes in cumulative total return to shareholders on the Company's Common Stock against the cumulative total return as measured by the Russell 2000 Index and the Standard & Poor's Chemical Composite Index. The comparisons are for a period of five fiscal years ended November 30, 1998.

                                  PENSION PLANS

         Retirement benefits are provided by the Company and its subsidiaries under non-contributory defined benefit pension plans, all of which are qualified under Section 401 of the Internal Revenue Code("Code"). Effective December 1, 1994, the defined benefit pension plan in which executive officers (including D.
W. Huemme, R. A. Taylor, W. C. Dorris and L. H. Dalton) of the Company participate was amended to freeze years of service at November 30, 1994. Monthly pension benefits under this plan are based on length of service at November 30, 1994 and average monthly earnings for the 60 consecutive months producing the highest average during employment. The earnings covered by the Company's pension plans include cash salary, wages and bonuses actually paid, plus Company contributions made on behalf of the participants pursuant to the Employees Stock Purchase Plan of the Company and any amounts deferred or redirected by participants under any cash or deferred arrangement and salary reduction plans maintained by the Company under Section 401(k) and Section 125 of the Code. Such compensation for executive officers does not vary substantially from the cash compensation reported in the Summary Compensation Table.

         The Code limits compensation amounts used to calculate retirement benefits to $160,000 and also limits the annual benefits that may be paid from the Company's tax qualified plans (Section 415 limit) to $130,000. The Code also places a $10,000 limit on annual contributions by an employee to the Company's 401(k) plan, and in addition imposes a combined limitation when an employee is covered by both types of plans. However, effective January 1, 1996 the Company adopted a supplemental replacement plan that will make payments to certain executive officers (including D. W. Huemme, R. A. Taylor, W. C. Dorris and L. H. Dalton) in an amount equal to the difference, if any, between the benefits that would have been payable under the defined benefit pension plan and 401(k) plan without regard to the limitations imposed by the Code and the actual benefits payable under such plans as so limited.

         The estimated annual retirement benefits presented on a straight-life annuity basis payable at the normal retirement age of 65 under the defined benefit pension plan to persons in specified remuneration and years-of-service classifications are as follows (benefits listed in the table are not subject to any further offset):

    Assumed Average
  Earnings During Five               Years of Service at November 30, 1994
   Consecutive Years
Producing Highest Average     5          10         15         20          25
--------------------------------------------------------------------------------
      $100,000             $ 6,250    $12,500     $18,750    $25,000     $31,250
       200,000              12,500     25,000      37,500     50,000      62,500
       300,000              18,750     37,500      56,250     75,000      93,750
       400,000              25,000     50,000      75,000    100,000     125,000
       500,000              31,250     62,500      93,750    125,000     156,250
       600,000              37,500     75,000     112,500    150,000     187,500
       700,000              43,750     87,500     131,250    175,000     218,750
       800,000              50,000    100,000     150,000    200,000     250,000
       900,000              56,250    112,500     168,750    225,000     281,250


           The years of service credited to the following executive officers of the Company on November 30, 1994 under the pension plan in which they participate are as follows: Douglas W. Huemme--4.5; Robert A. Taylor--0.7; William C. Dorris--23.8; and Larry H. Dalton--11.5.


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

           The Company maintains two executive retirement plans providing supplemental benefits in the event of disability, retirement, or death. The Board of Directors has retained the right to terminate, modify or reduce any benefits payable under the plans with the exception that it may not amend or terminate the plans to affect vested benefits.

         Executive Retirement Plan Adopted 1989: Under the executive retirement plan adopted in 1989, supplemental retirement benefits are provided for key employees in senior management positions (including D. W. Huemme, W. C. Dorris and L. H. Dalton). Annual retirement benefits are $15,000, $20,000, $25,000 or $50,000 (depending upon the responsibilities and duties of the position held by the participant) for a period of 15 years after retirement. The participant must remain continuously employed by the Company in their current position or in a more senior management position until retirement. Benefits are payable monthly.

           If a participant becomes disabled prior to retiring from the Company, it is anticipated that the participant will receive monthly disability payments equal to the monthly retirement benefits the participant would have received under the retirement provisions of the plan for 15 years after the participant is determined to be disabled. If a participant dies prior to retiring from the Company, the participant's estate or designated beneficiary receives death benefit payments for 15 years. If a participant who is receiving disability or retirement benefits dies, the participant's estate or designated beneficiaries are entitled to receive the balance of the participant's benefits monthly.

         Estimated annual benefits payable upon normal retirement for the following executive officers of the Company are: D. W. Huemme--$50,000; W. C. Dorris--$25,000; and L. H. Dalton--$20,000. Estimated annual benefits payable upon normal retirement for all current employee participants (excluding executive officers) as a group are $65,000.

         Executive Retirement Plan Adopted January 1, 1996: An executive retirement plan adopted on January 1, 1996 provides for annual retirement benefits for certain officers (including D. W. Huemme, R. A. Taylor, W. C. Dorris and L. H. Dalton) of the Company payable at age 65 over the remaining life of the participant. Retirement benefits are based on years of service and pay which is defined as average annual base salary and incentive bonus for the three consecutive years producing the highest average. A participant reaching age 62 with 22 years of service is fully vested and will receive an annual retirement benefit equal to 55% of his pay reduced by other retirement benefits provided by the Company (i.e., benefits from the defined benefit pension plan, the executive retirement plan adopted in 1989, the supplemental replacement plan and certain Company contributions to the 401(k) plan). Mr. Huemme's retirement benefits under the plan are also reduced by any benefits received from his former employer, Whittaker Corporation.

           The vesting schedule for the plan is as follows:


                          Years of              Vesting
           Age             Service             Percentage
           ---            --------             ----------

           53                13                  10%
           54                14                  20%
           55                15                  30%
           56                16                  40%
           57                17                  50%
           58                18                  60%
           59                19                  70%
           60                20                  80%
           61                21                  90%
           62                22                 100%

         Years of service as of November 30, 1998 for executive officers participating in this plan are: D. W. Huemme--22; R.A. Taylor--4; W. C. Dorris--27; L. H. Dalton--15. Mr. Huemme's years of service include his employment tenure with Whittaker Corporation.

           If a participant becomes disabled prior to retiring from the Company, that participant will receive benefits based on pay at the date of disability and years of service had the participant's employment continued to age 65. If a participant dies before retiring from the Company, but after age 55, a benefit is payable to the participant's spouse equal to 50% of normal benefits based on pay at date of death and years of service assuming employment continued to age 65, or date of death if later.

           If a participant competes with the Company, violates any trade secrets or breaches any confidence of the Company, either before or after termination or after retirement, the participant will forfeit all rights to any benefits under this plan.


                          CHANGE IN CONTROL AGREEMENTS

           The Company has entered into change in control agreements with the executives named in the Summary Compensation Table as well as other key employees. In general, these agreements provide for the payment of severance pay and other benefits to a covered executive if (i) if, within three years following a change in control, the executive's employment is terminated by the Company without "good cause" or the executive terminates his or her employment with "good reason," or (ii) the executive's employment is terminated in connection with or in anticipation of a change in control. For purposes of the agreements, a change in control will be deemed to occur if an individual, entity, or group acquires more than 20% of the Company's Class A Stock or certain other events described in the agreements occur.

           Upon becoming eligible for payments pursuant to a change in control agreement, an executive will receive a multiple, ranging from two to two and ninety-nine hundredths, of the sum of his annual base salary, his target incentive compensation, and certain contributions that would have been made or credited for the executive under certain Company stock purchase and retirement plans. In addition, the executive will receive supplemental retirement, health, life insurance, and disability benefits, and stock option vesting will accelerate. To the extent that an executive is subject to excise taxes under Code Section 4999 as a result of payments made pursuant to a change in control agreement, the Company is obligated to pay the excise tax and gross-up the executive for income taxes on the excise tax payment made on his behalf.

                      OUTSTANDING SHARES AND VOTING RIGHTS

           Shareholders of record on February 16, 1999 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and at any adjournment thereof. On that date 22,772,474 shares of the Company's Class A Stock and 437,037 shares of the Company's Class B Stock were outstanding, each share being entitled to one vote with respect to every matter submitted to a vote of the shares of that class.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

           The Company has selected the firm of Ernst & Young LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for its fiscal year ending November 30, 1999. Ernst & Young LLP has served in that capacity since 1956. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

           Proposals of shareholders intended to be presented at the Annual Meeting to be held in April, 2000 must be received by the Company at its principal executive offices for inclusion in the proxy statement and form of proxy relating to that meeting no later than October 29, 1999. If the Company does not receive notice by January 12, 2000 of any other matter which a shareholder desires to bring before the 2000 Annual Meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, then the proxies designated by the Board of Directors for that meeting may vote in their discretion on any such matter without mention of the matter in the Company's proxy statement or proxy card for the meeting.

                                  ANNUAL REPORT

           The Annual Report for the Company's fiscal year ended November 30, 1998 is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material. Insofar as any of the information in this Proxy Statement has been furnished by persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

PROXY                 LILLY INDUSTRIES, INC. CLASS A STOCK                 PROXY

               Proxy Solicited on Behalf of the Board of Directors
                        For Annual Meeting April 22, 1999

         The undersigned appoints Paul K. Gaston and Thomas E. Reilly, Jr., or either of them, with full power of substitution, as proxies to vote all shares of Class A Stock held by the undersigned at the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held at the Indiana Convention Center & RCA Dome, 100 South Capitol Avenue, Indianapolis, Indiana in Rooms 101 and 102 at 10:00 a.m., local time, and at any adjournment thereof.

         Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                             LILLY INDUSTRIES, INC.

          PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                                        For    Withhold
1.    Election of Directors--                           All    All        FOR ALL (Except Nominee(s) written below)
      Nominees: James M. Cornelius, Paul K. Gaston,     [ ]     [ ]        [ ]
      John D. Peterson, Thomas E. Reilly, Jr.
                                                                          ---------------------------------------------

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.



                                             Dated:_______________________, 1999

                                             Signature(s)

                                             Please  sign  exactly  as your name
                                             appears.  Joint owners  should each
                                             sign personally.  Where applicable,
                                             indicate your official  position or
                                             representation capacity


                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!


               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                LILLY INDUSTRIES, INC. CLASS B STOCK                  PROXY

               Proxy Solicited on Behalf of the Board of Directors
                        For Annual Meeting April 22, 1999

         The undersigned appoints Douglas W. Huemme and Robert A. Taylor, or either of them, with full power of substitution, as proxies to vote all shares of Class B Stock held by the undersigned at the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held at the Indiana Convention Center & RCA Dome, 100 South Capitol Avenue, Indianapolis, Indiana in Rooms 101 and 102 at 10:00 a.m., local time, and at any adjournment thereof.

         Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                             LILLY INDUSTRIES, INC.

          PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                                        For    Withhold
1.    Election of Directors--                           All    All        FOR ALL (Except Nominee(s) written below)
      Nominees: William C. Dorris, John C. Elbin,       [ ]     [ ]        [ ]
      Douglas W. Huemme, Harry Morrison, Ph.D., Norma
      J. Oman, Robert A. Taylor
                                                                          ---------------------------------------------

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.



                                             Dated:_______________________, 1999

                                             Signature(s)

                                             Please  sign  exactly  as your name
                                             appears.  Joint owners  should each
                                             sign personally.  Where applicable,
                                             indicate your official  position or
                                             representation capacity



                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.